Exhibit 4.5

ALLY FINANCIAL INC.,

THE BANK OF NEW YORK MELLON,

as Purchase Contract Agent

and

THE BANK OF NEW YORK MELLON,

as Trustee under the Indenture referred to herein

PURCHASE CONTRACT AGREEMENT

Dated as of June [    ], 2011

i

ii

EXHIBITS

Exhibit A — Form of Unit

Exhibit B — Form of Purchase Contract

iii

PURCHASE CONTRACT AGREEMENT, dated as of June [    ], 2011 among ALLY FINANCIAL INC., a Delaware corporation (the “Company”), THE BANK OF NEW YORK MELLON, acting as purchase contract agent and attorney-in-fact for the Holders of Purchase Contracts (as defined herein) from time to time (the “Purchase Contract Agent”) and THE BANK OF NEW YORK MELLON, acting as Trustee under the Indenture (as defined herein).

RECITALS

The Company has duly authorized the execution and delivery of this Agreement and the Units and Purchase Contracts issuable hereunder.

All things necessary to make the Units and Purchase Contracts, when such are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

For and in consideration of the premises and the purchase of the Units (including the constituent components thereof) by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) a term defined anywhere in this Agreement has the same meaning throughout;

(b) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or subdivision.

“Act” has the meaning, with respect to any Holder, set forth in Section 1.04.

“Affiliate” has the meaning set forth in the Indenture.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Applicable Market Value” means the average of the Daily VWAPs of the Common Stock on each of the 20 consecutive Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding [            ], 2014.

“applicants” has the meaning set forth in Section 7.12(b).

“Base Indenture” means the Amended and Restated Indenture dated as of March 1, 2011, between the Company and the Trustee.

“Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Board of Directors” means the board of directors of the Company or a duly authorized committee thereof.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

“Book-Entry Interest” means a beneficial interest in a Global Security, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents, however designated, of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock, par value $0.01 per share, of the Company as it existed on the date of this Agreement, subject to Section 5.02.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor.

“control,” “controlled” or “controlling” has the meaning set forth in the Indenture.

“Corporate Trust Office” means the principal corporate trust office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be administered, which office at the date hereof is located at [        ], Attention: [        ], Telephone: [        ], Facsimile: [        ].

“Daily VWAP” of the Common Stock (or any other security for which a Daily VWAP must be determined) means, on any Trading Day, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page [    ] US <equity> AQR (or, if applicable, the relevant Bloomberg page for such other security) (or, in either case, its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on such Trading Day until the scheduled close of trading on such Trading Day, or, if such volume-weighted average price is unavailable, the market price of one share of Common Stock (or, if applicable, such other security) on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose.

“Definitive Equity-Linked Security” means an Equity-Linked Security in definitive form.

“Definitive Security” means any Security in definitive form.

“Depositary” means a Clearing Agency that is acting as a depositary for the Purchase Contracts and in whose name, or in the name of a nominee of that organization, shall be registered one or more Global Securities and which shall undertake to effect book-entry transfers of the Purchase Contracts as contemplated by Section 3.06.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Distributed Property” shall have the meaning specified in Section 5.01(a)(iii).

“DTC” means The Depository Trust Company.

“DWAC System” has the meaning set forth in Section 2.03(a).

“Early Mandatory Settlement Date” has the meaning set forth in Section 5.05(a).

“Early Mandatory Settlement Notice” has the meaning set forth in Section 5.05.

“Early Mandatory Settlement Rate” shall be the Maximum Settlement Rate on the Notice Date, unless the Daily VWAP of the Common Stock for 20 or more Trading Days in a period of 30 consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Notice Date exceeds 130% of the Threshold Appreciation Price in effect on each such Trading Day, in which case the “Early Mandatory Settlement Rate” shall be the Fundamental Change Early Settlement Rate with the Effective Date for this purpose being deemed to be the Early Mandatory Settlement Date specified in the Early Mandatory Settlement Notice and the Stock Price for this purpose being deemed to be the average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Early Mandatory Settlement Date.

“Early Mandatory Settlement Right” has the meaning set forth in Section 5.05(a).

“Early Settlement” has the meaning set forth in Section 5.04(a).

“Early Settlement Date” has the meaning set forth in Section 5.04(b).

“Early Settlement Notice” has the meaning set forth in Section 5.04(b).

“Early Settlement Rate” for each Purchase Contract means the Minimum Settlement Rate, unless the Holder elects to settle such Purchase Contract early in connection with a Fundamental Change, in which case such Holder shall receive upon settlement of such Purchase Contract a number of shares of Common Stock based on the Fundamental Change Early Settlement Rate, subject to adjustment in the same manner and at the same time as each Fixed Settlement Rate is adjusted pursuant to Section 5.01.

“Effective Date” has the meaning set forth in Section 5.03(c).

“Equity-Linked Security” means a Unit or a Purchase Contract, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section 5.02.

“expiration date” has the meaning set forth in Section 1.04(e).

“Expiration Date” has the meaning set forth in Section 5.01(a)(v).

“Ex-Dividend Date” means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fixed Settlement Rate” has the meaning set forth in Section 4.01.

“Fundamental Change” shall be deemed to have occurred upon the occurrence of any of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, the Company’s Subsidiaries, employee benefit plans of the Company or the Company’s Subsidiaries and Permitted Holders, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity; or

(ii) any Permitted Holder has, or any Permitted Holders have, become the direct or indirect beneficial owners of the Company’s common equity representing more than [    ]%, in the aggregate, of the voting power of the Company’s common equity; or

(iii) consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company to any Person other than one of the Company’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property;

provided, however, that a Fundamental Change shall not be deemed to have occurred if at least 90% of the consideration received by holders of the Common Stock in the transaction or transactions consists of shares of common stock or depositary receipts in respect of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such transaction or transactions.

“Fundamental Change Early Settlement Date” has the meaning set forth in Section 5.03(a).

“Fundamental Change Early Settlement Period” has the meaning set forth in Section 5.03(a).

“Fundamental Change Early Settlement Rate” has the meaning set forth in Section 5.03(c).

“Fundamental Change Early Settlement Right” has the meaning set forth in Section 5.03(a).

“Global Note” means a Global Note, as defined in the Indenture, that shall evidence the number of Separate Notes specified therein.

“Global Purchase Contract” means a Purchase Contract in global form that (i) shall evidence the number of Separate Purchase Contracts specified therein, (ii) shall be registered on the books and records of the Purchase Contract Agent in the name of the Depositary or its nominee and (iii) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Global Security” means a Global Unit, a Global Purchase Contract or a Global Note, as applicable.

“Global Unit” means a Unit in global form that (i) shall evidence the number of Units specified therein, (ii) shall be registered on the books and records of the Purchase Contract Agent in the name of the Depositary or its nominee and (iii) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Holder” means, with respect to a Unit or Purchase Contract, the Person in whose name the Unit or Purchase Contract, as the case may be, is registered in the Security Register; provided, however, that in determining whether the Holders of the requisite number of Units or Purchase Contracts, as the case may be, have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the Units or Purchase Contracts, as the case may be, remain in the form of one or more Global Securities and if the Depositary that is the registered holder of such Global Security has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the Units or Purchase Contracts, as the case may be, are credited on the related record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

“Indenture” means the Base Indenture, as supplemented by a First Supplemental Indenture dated as of [            ], 2011 pursuant to which the Notes will be issued.

“Issuer Order” or “Issuer Request” means a written request or order signed in the name of the Company by the Chief Executive Officer, the Chairman of the Board, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, or a member of the Funding Committee of the Company, and by its General Counsel and Corporate Secretary, or any Assistant Secretary of the Company, and delivered to the Purchase Contract Agent.

“Mandatory Settlement Date” means [            ], 2014, subject to postponement as provided in Section 4.05.

“Maximum Settlement Rate” has the meaning set forth under Section 4.01.

“Minimum Settlement Rate” has the meaning set forth under Section 4.01.

“Notes” means the series of notes designated as the [    .    ]% Junior Subordinated Amortizing Notes due [            ], 2014 to be issued by the Company under the Indenture, and “Note” means each note of such series having an initial principal amount of $[            ].

“Notice Date” has the meaning set forth in Section 5.05(b)(ii).

“NYSE” means the New York Stock Exchange, Inc.

“Officers’ Certificate” means a certificate signed by the Chief Executive Officer, the Chairman of the Board, the Chief Administrative Officer, any Vice Chairman, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, or a member of the Funding Committee of the Company, and by its General Counsel and Corporate Secretary, or any Assistant Secretary of the Company, and delivered to the Purchase Contract Agent.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

“Outstanding Purchase Contracts” means, as of the date of determination, all Purchase Contracts theretofore authenticated, executed and delivered under this Agreement (including, for the avoidance of doubt, Purchase Contracts held as a component of Units and Separate Purchase Contracts), except:

(i) Purchase Contracts theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(ii) Purchase Contracts in exchange for or in lieu of which other Purchase Contracts have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Purchase Contract in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Purchase Contract is held by a protected purchaser in whose hands the Purchase Contracts are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Purchase Contracts have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Purchase Contracts owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Purchase Contracts, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Purchase Contracts that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded.

“Participant” has the meaning set forth in Section 2.03(a).

“Permitted Holder” means the United States Department of the Treasury or any other agent or instrumentality of the United States.

“Person” has the meaning set forth in the Indenture.

“Prospectus” means the preliminary prospectus dated [            ], 2011, as supplemented by the pricing term sheet dated [            ], 2011, relating to the offering and sale of the Units.

“Purchase Contract” means the contract obligating the Company to deliver shares of Common Stock on the terms and subject to the conditions set forth herein.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 4.03.

“Record Date” means, for purposes of Section 5.01, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Reference Price” has the meaning set forth in Section 4.01.

“Reorganization Event” has the meaning set forth in Section 5.02.

“Repurchase Date” has the meaning set forth in the Indenture.

“Repurchase Price” has the meaning set forth in the Indenture.

“Repurchase Right” has the meaning set forth in the Indenture.

“Responsible Officer” means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent having direct responsibility for the administration of this Agreement and also means, with respect to a particular matter, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Repurchase Date” has the meaning set forth in the Indenture.

“Repurchase Price” has the meaning set forth in the Indenture.

“Scheduled Trading Day” is a day that is scheduled to be a Trading Day on the U.S. national or regional securities exchange or association or over-the-counter market on which the Common Stock (or, if applicable, any other security for which a Daily VWAP must be determined) is listed or admitted for trading. If the Common Stock (or, if applicable, such other security) is not so listed or admitted for trading, “Scheduled Trading Date” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Security” means a Unit, a Purchase Contract or a Note, as applicable.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.05.

“Separate Note” has the meaning set forth in Section 2.03(a).

“Separate Purchase Contract” has the meaning set forth in Section 2.03(a).

“Settlement Rate” has the meaning set forth in Section 4.01.

“Spin-Off” shall have the meaning specified in Section 5.01(a)(iii).

“Stated Amount” means $[            ].

“Stock Price” has the meaning set forth in Section 5.03(c).

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Threshold Appreciation Price” has the meaning set forth in Section 4.01.

“Trading Day” means a day on which shares of Common Stock (or, in the case of any other security for which a Daily VWAP must be determined, shares of such other security) (i) are not suspended from trading on any U.S. national or regional securities exchange or association or over-the-counter market at the close of business and (ii) have traded at least once on the U.S. national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock (or, if applicable, such other security). If the Common Stock (or, if applicable, such other security) is not listed or admitted for trading on any U.S. national or regional securities exchange or association or over-the-counter market, “Trading Day” means a Business Day.

“Trustee” means The Bank of New York Mellon, as trustee under the Indenture, or any successor thereto.

[“Underwriters” means Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Morgan Stanley & Co. Incorporated.]1

“Unit” means the collective rights of a Holder of a unit consisting of one Purchase Contract and one Note prior to separation pursuant to Section 2.03 or subsequent to recreation pursuant to Section 2.04.

“unit of Exchange Property” has the meaning set forth in Section 5.02.

“Valuation Period” has the meaning set forth in Section 5.01(a)(iii).

Section 1.02. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and, if requested by the Purchase Contract Agent, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i) a statement that each individual signing such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an

[1]	Delete if over-allotment option is exercised in full before initial closing and will be settled on closing date for initial issuance.

informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03. Form of Documents Delivered to Purchase Contract Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any Officers’ Certificate or Opinion of Counsel of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her Officers’ Certificate or Opinion of Counsel is based are erroneous. Any such Officers’ Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04. Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

(c) The ownership of Purchase Contracts shall be proved by the Security Registrar upon review of the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Purchase Contract shall bind every future Holder of the same Purchase Contract and the Holder of such Purchase Contract issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Purchase Contract.

(e) The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Purchase Contracts entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Purchase Contracts. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Purchase Contracts on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Purchase Contracts, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable expiration date by Holders of the requisite number of Outstanding Purchase Contracts on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Purchase Contracts on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Purchase Contract Agent in writing and to each Holder of Purchase Contracts in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the Company may designate any date as the “expiration date” and from time to time may change the expiration date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new expiration date is given to the Purchase Contract Agent in writing, and to each Holder of Purchase Contracts in the manner set forth in Section 1.06, prior to or on the existing expiration date. If an expiration date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the expiration date with respect thereto, subject to its right to change the expiration date as provided in this paragraph. Notwithstanding the foregoing, no expiration date shall be later than the 180th day after the applicable record date.

Section 1.05. Notices. Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

If to the Purchase Contract Agent:

The Bank of New York Mellon

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Administration

If to the Trustee:

The Bank of New York Mellon

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Administration

If to the Company:

Ally Financial Inc.

200 Renaissance Center

P.O. Box 200

Detroit, Michigan 48265-2000

Attention: General Counsel

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: John M. Brandow, Esq.

Facsimile: (212) 701-5648

The Purchase Contract Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Purchase Contract Agent to be authorized to give instructions and directions on behalf of the Company. The Purchase Contract Agent shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company; and the Purchase Contract Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Purchase Contract Agent, including without limitation the risk of the Purchase Contract Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1.06. Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the written approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.07. Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08. Successors and Assigns. All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

Section 1.09. Separability Clause. In case any provision in this Agreement or in the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10. Benefits of Agreement. Nothing contained in this Agreement or in the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Purchase Contracts by their acceptance of delivery of such Purchase Contracts.

Section 1.11. Governing Law. This Agreement, the Units and the Purchase Contracts, and any claim, controversy or dispute arising under or related to this Agreement, the Units or the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York; provided that all rights and obligations of the United States Department of the Treasury under this Agreement shall be governed by and constructed in accordance with the federal laws of the United States of America.

Section 1.12. Judicial Proceedings. (a) Each of the Company and the Purchase Contract Agent expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Contracts. To the fullest extent it may effectively do so under applicable law, each of the Company and the Purchase Contract Agent irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each of the Company and the Purchase Contract Agent agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 1.12(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal, and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

(c) Nothing in this Section 1.12 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 1.13. Legal Holidays. In any case where any Mandatory Settlement Date, Early Settlement Date, Early Mandatory Settlement Date or Fundamental Change Early Settlement Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the Purchase Contracts, settlement of the Purchase Contracts shall not be effected on such date, but instead shall be effected on the next succeeding Business Day with the same force and effect as if made on such Mandatory Settlement Date, Early Settlement Date, Early Mandatory Settlement Date or Fundamental Change Early Settlement Date, as applicable, and no interest or other amounts shall accrue or be payable by the Company or to any Holder in respect of such delay, except that, if such next succeeding Business Day is in the next succeeding calendar year, such settlement shall be made on the immediately preceding Business Day with the same force and effect as if made on such Mandatory Settlement Date, Early Settlement Date, Early Mandatory Settlement Date or Fundamental Change Early Settlement Date, as applicable.

Section 1.14. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or electronic (including PDF) transmission shall be effective as delivery of a manually executed counterpart thereof.

Section 1.15. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

Section 1.16. Waiver of Jury Trial. EACH OF THE COMPANY, THE PURCHASE CONTRACT AGENT, THE TRUSTEE AND EACH HOLDER OF AN EQUITY-LINKED SECURITY BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING

OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.17. Force Majeure. In no event shall either the Purchase Contract Agent or the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that each of the Purchase Contract Agent and the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.18. Calculations. The solicitation of any necessary bids and calculations to be made hereunder shall be the obligation of the Company. The Purchase Contract Agent shall have no obligation to make any such calculations. These calculations include, but are not limited to, determination of the applicable Settlement Rate, the Fixed Settlement Rates, the Early Settlement Rate, the Early Mandatory Settlement Rate, the Fundamental Change Early Settlement Rate, the Applicable Market Value and the Daily VWAP, as the case may be. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof shall be made in good faith and, absent manifest error, be final and binding on the Purchase Contract Agent, the Trustee, each Paying Agent and on the Holders. For any calculations to be made by the Company or its agent as contemplated pursuant to the terms hereof, the Company shall provide a schedule of such calculations to the Purchase Contract Agent and the Trustee, and each of the Purchase Contract Agent and the Trustee shall be entitled to conclusively rely upon the accuracy of the calculations by the Company or its agent without independent verification, shall have no liability with respect thereto and shall have no liability to the Holders for any loss any of them may incur as a result of no independent verification having been done.

Section 1.19. UCC. Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

ARTICLE 2

UNIT AND PURCHASE CONTRACT FORMS

Section 2.01. Forms of Units and Purchase Contracts Generally. The Units and Purchase Contracts shall be in substantially the forms set forth in Exhibit A and Exhibit B hereto, respectively, which shall be, and hereby are, incorporated in and made a part of this Purchase Contract Agreement, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Purchase Contracts, as the case may be, are (or may in the future be) listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Units and Purchase Contracts, as the case may be, as evidenced by their execution thereof.

The Units and Purchase Contracts shall be issuable only in registered form and only in denominations of a single Unit or Purchase Contract, as the case may be, and any integral multiple thereof.

Each Unit, upon authentication, execution and delivery thereof hereunder, shall initially consist of (i) the number of Purchase Contracts as shall be indicated in the Purchase Contract attached thereto as Attachment 3 and (ii) the number of Notes as shall be indicated in the Note attached thereto as Attachment 4, in each case as such numbers may from time to time be reduced or increased, as appropriate in accordance with the terms of this Agreement.

Definitive Securities shall be printed, lithographed or engraved with steel engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing the Units or Purchase Contracts, as the case may be, evidenced by such Definitive Securities, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

Every Global Unit and Global Purchase Contract authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL [UNIT/PURCHASE CONTRACT] WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS GLOBAL [UNIT/PURCHASE CONTRACT] IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL [UNIT/PURCHASE CONTRACT] IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY

OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Section 2.02. Form of Purchase Contract Agent’s Certificate of Authentication. The form of the Purchase Contract Agent’s certificate of authentication of the Units and Purchase Contracts shall be in substantially the form set forth in the form of Unit or form of Purchase Contract attached as Exhibit A and Exhibit B hereto, respectively.

Section 2.03. Global Securities; Separation of Units. (a) On any Business Day during the period beginning on, and including, the Business Day immediately following the date of this Agreement to, but excluding, the third Scheduled Trading Day immediately preceding [            ], 2014 or any Early Mandatory Settlement Date, a Holder or Beneficial Owner of a Unit may separate such Unit into its constituent Purchase Contract and Note (each such separated Purchase Contract and separated Note, a “Separate Purchase Contract” and “Separate Note,” respectively), which will thereafter trade under their respective CUSIP numbers ([            ] and [            ]), in which case that Unit will cease to exist. Beneficial interests in a Unit, and after separation, the Separate Purchase Contract and Separate Note, will be shown on and transfers will be effected through direct or indirect participants in DTC. Beneficial interests in Units, Separate Purchase Contracts and Separate Notes will be evidenced by Global Units, Global Purchase Contracts and Global Notes, respectively. In order to separate a Unit into its component parts, a Beneficial Owner must deliver written instructions to the broker or other direct or indirect participant (the “Participant”) through which such Beneficial Owner holds an interest in such Unit to notify DTC through DTC’s Deposit/Withdrawal at Custodian System (the “DWAC System”) of such Beneficial Owner’s election to separate such Unit, unless such Unit is in the form of a Definitive Security, in which case the Holder thereof must deliver to the Purchase Contract Agent such Unit, together with a separation notice, in the form set forth in Attachment 1 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such separation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such separation notice, of one Separate Purchase Contract and one Note for each such Unit. Separate Purchase Contracts and Separate Notes will be transferable independently from each other.

(b) Holders that separate Units in accordance with this Section 2.03 shall be responsible for any fees or expenses payable in connection with such separation, and the Company shall not be responsible for any such fees or expenses.

Section 2.04. Recreation of Units. (a) On any Business Day during the period beginning on, and including, the Business Day immediately following the date of this Agreement to, but excluding, the third Business Day immediately preceding [            ], 2014 or any Early Mandatory Settlement Date, a Holder or Beneficial Owner of a Separate Purchase Contract and a Separate Note may recreate a Unit (which will thereafter trade under the CUSIP number for the Units ([            ])), in which case each such Separate Purchase Contract and Separate Note will cease to exist. In order to recreate a Separate Purchase Contract and Separate Note into a Unit, a Beneficial Owner must deliver written instructions to the Participant through which it holds an interest in such Separate Purchase Contract and Separate Note and to notify DTC through DTC’s

DWAC System of such Beneficial Owner’s election to recreate a Unit, unless such Separate Purchase Contract and Separate Note are in the form of Definitive Securities, in which case the Holder thereof must deliver to the Purchase Contract Agent such Definitive Securities, together with a recreation notice, in the form set forth in Attachment 2 to the form of Unit attached hereto as Exhibit A. Upon the receipt of such recreation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such recreation notice, of one Unit in definitive form for such Definitive Securities.

(b) Holders that recreate Units in accordance with this Section 2.04 shall be responsible for any fees or expenses payable in connection with such recreation, and the Company shall not be responsible for any such fees or expenses.

ARTICLE 3

THE UNITS AND PURCHASE CONTRACTS

Section 3.01. Amount and Denominations. The aggregate number of Units and Separate Purchase Contracts evidenced by Equity-Linked Securities authenticated, executed on behalf of the Holders and delivered hereunder is limited to [            ] [(or [            ] if the Underwriters exercise their over-allotment option in full)]2, except for Units and Separate Purchase Contracts authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Units and Separate Purchase Contracts pursuant to Section 3.04, 3.05, 3.10 or 8.05.

Equity-Linked Securities that are not in the form of Global Securities shall be issuable in denominations of one Equity-Linked Security and integral multiples in excess thereof

Section 3.02. Rights and Obligations Evidenced by the Equity-Linked Securities. Each Equity-Linked Security shall evidence the number of Units or Separate Purchase Contracts, as the case may be, specified therein, with each such Unit and each such Separate Purchase Contract representing the rights and obligations of the Holder thereof and the Company under one Unit or one Separate Purchase Contract, respectively.

Section 3.03. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Equity-Linked Securities executed by the Company to the Purchase Contract Agent and the Trustee for authentication by the Purchase Contract Agent and the Trustee, execution on behalf of the Holders by the Purchase Contract Agent and delivery by the Purchase Contract Agent and the Trustee, together with the Issuer Order for authentication of such Equity-Linked Securities, and the Purchase Contract Agent and the Trustee in accordance with such Issuer Order shall, as appropriate, authenticate, execute on behalf of the Holders and deliver such Equity-Linked Securities.

[2]	To be deleted if over-allotment option is exercised in full before initial closing will be settled on closing date for initial issuance.

The Equity-Linked Securities shall be executed on behalf of the Company by any authorized officer of the Company. The signature of any such officer on the Equity-Linked Securities may be manual or facsimile.

Equity-Linked Securities bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such offices prior to the authentication and delivery of such Equity-Linked Securities or did not hold such offices at the date of such Equity-Linked Securities.

Each Equity-Linked Security shall be dated the date of its authentication.

No Equity-Linked Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Equity-Linked Security a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent and the Trustee by manual signature, and such certificate upon any Equity-Linked Security shall be conclusive evidence, and the only evidence, that such Equity-Linked Security has been duly authenticated and delivered hereunder.

Section 3.04. Temporary Equity-Linked Securities. Pending the preparation of Definitive Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the Holders, and the Purchase Contract Agent and the Trustee shall deliver, in lieu of such Definitive Equity-Linked Securities, temporary Equity-Linked Securities that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units or Separate Purchase Contracts, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Equity-Linked Securities, as evidenced by their execution of the Equity-Linked Securities.

If temporary Equity-Linked Securities are issued, the Company will cause Definitive Equity-Linked Securities to be prepared without unreasonable delay. After the preparation of Definitive Equity-Linked Securities, the temporary Equity-Linked Securities shall be exchangeable for Definitive Equity-Linked Securities upon surrender of the temporary Equity-Linked Securities at the Corporate Trust Office, at the expense of the Company and without charge to the Holder or the Purchase Contract Agent. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more Definitive Equity-Linked Securities of like tenor and denominations and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, as the temporary Equity-Linked Security or Equity-Linked Securities so surrendered. Until so exchanged, the temporary Equity-Linked Securities shall in all respects evidence the same benefits and the same obligations with respect to the Units or Separate Purchase Contracts, as the case may be, evidenced thereby as Definitive Equity-Linked Securities.

Section 3.05. Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Equity-Linked Securities and of transfers of Equity-Linked Securities. The Purchase Contract Agent is hereby initially appointed Security Registrar (the “Security Registrar”) for the purpose of registration of Equity-Linked Securities and transfers of Equity-Linked Securities as provided herein. The Security Registrar shall record separately the registration and transfer of the Equity-Linked Securities evidencing Units and Separate Purchase Contracts.

Upon surrender for registration of transfer of any Equity-Linked Security at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the designated transferee or transferees, and the Purchase Contract Agent and the Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Equity-Linked Securities of any authorized denominations, of like tenor, and evidencing a like number of Units or Separate Purchase Contracts, as the case may be.

At the option of the Holder, Equity-Linked Securities may be exchanged for other Equity-Linked Securities, of any authorized denominations and evidencing a like number of Units or Separate Purchase Contracts, as the case may be, upon surrender of the Equity-Linked Securities to be exchanged at the Corporate Trust Office. Whenever any Equity-Linked Securities are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent and the Trustee shall deliver the Equity-Linked Securities that the Holder making the exchange is entitled to receive.

All Equity-Linked Securities issued upon any registration of transfer or exchange of an Equity-Linked Security shall evidence the ownership of the same number of Units or Separate Purchase Contracts, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the Units or Separate Purchase Contracts, as the case may be, evidenced by the Equity-Linked Security surrendered upon such registration of transfer or exchange.

Every Equity-Linked Security presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Purchase Contract Agent and the Trustee duly executed by the Holder thereof, or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of an Equity-Linked Security, but the Company may require payment from the Holder of a sum sufficient to cover any applicable tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equity-Linked Securities, other than any exchanges pursuant to Section 3.06 and Section 8.05 not involving any transfer.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall not be obligated to authenticate, the Purchase Contract Agent shall not be obligated to execute on behalf of the Holder and the Purchase Contract Agent and the Trustee shall not be obligated to deliver any Equity-Linked Security in exchange for any other Equity-Linked Security presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest of [            ], 2014, any Early Settlement Date, any Early Mandatory Settlement Date and any Fundamental Change Early Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration of transfer instructions from such Holder, the Purchase Contract Agent shall, if the Mandatory Settlement Date, any Early Settlement Date, any Early Mandatory Settlement Date or any Fundamental Change Early Settlement Date shall have occurred with respect to such Equity-Linked Security, deliver or arrange for delivery of the shares of Common Stock issuable pursuant to the Purchase Contracts evidenced by such Equity-Linked Security (together with the Separate Note, if such Equity-Linked Security is a Unit).

Section 3.06. Book-Entry Interests. The Units, on original issuance, will be issued in the form of one or more fully registered Global Units, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Units shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Beneficial Owner will receive a Definitive Unit representing such Beneficial Owner’s interest in such Global Unit, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company in writing. Unless and until definitive, fully registered Securities have been issued to Beneficial Owners pursuant to Section 3.09:

(i) the provisions of this Section 3.06 shall be in full force and effect;

(ii) except as contemplated in the definition of “Holders” in Section 1.01, the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including receiving approvals, votes or consents hereunder) as the Holder of the Global Units and Global Purchase Contracts and shall have no obligation to the Beneficial Owners;

(iii) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv) the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.

Section 3.07. Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units or Purchase Contracts registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners. Any published notice shall be deemed to have been given on the date of publication or, if published more than once, on the date of the first publication.

Section 3.08. Appointment of Successor Depositary. If the Depositary elects to discontinue its services as securities depositary with respect to the Units or Purchase Contracts, the Company may, in its sole discretion, appoint a successor Depositary with respect to such Units or such Purchase Contracts, as the case may be.

Section 3.09. Definitive Securities. If at any time (i) the Depositary for a Global Security (x) notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Securities or (y) ceases to be a Clearing Agency and, in either case, a successor Depositary is not appointed within 90 days after such notification or such ceasing to be a Clearing Agency, as the case may be, or (ii) an Event of Default with respect to the Notes, or any failure on the part of the Company to observe or perform any covenant or agreement in the Purchase Contracts, has occurred and is continuing and the Beneficial Owner requests that its Notes and/or Purchase Contracts, as the case may be, be issued as Definitive Securities, the Company shall execute, and the Purchase Contract Agent or the Trustee, as applicable, upon receipt of an Officers’ Certificate and an Issuer Order for the authentication and delivery of Notes and/or Purchase Contracts, shall authenticate and deliver, in the case of clause (i), Definitive Securities to each Beneficial Owner of the related Global Securities (or a portion thereof) in an amount equal to the amount of such Global Securities in exchange for such Definitive Securities, and upon delivery of the Global Securities to the Purchase Contract Agent or the Trustee, as applicable, such Global Securities shall be cancelled, and, in the case of clause (ii), a Definitive Security to such Beneficial Owner in an amount equal to the amount of such Note and/or Purchase Contract corresponding to such Beneficial Owner’s beneficial interest, in which case the corresponding Global Security shall be reduced by the amount of such interest so exchanged. The Company shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Each Definitive Security so delivered shall evidence Units, Purchase Contracts or Notes, as the case may be, of the same kind and tenor as the Global Security so surrendered in respect thereof. Notwithstanding the foregoing, the exchange of Global Notes for Notes in definitive form shall be governed by the Indenture.

Section 3.10. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Equity-Linked Security is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the

Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent and the Trustee shall deliver in exchange therefor, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Equity-Linked Security, and (ii) such security or indemnity as may be reasonably required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company, the Purchase Contract Agent or the Trustee that such Equity-Linked Security has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent and the Trustee shall deliver to the Holder, in lieu of any such destroyed, lost or stolen Equity-Linked Security, a new Equity-Linked Security, evidencing the same number of Units or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and the Trustee, and the Purchase Contract Agent and the Trustee shall not be obligated to authenticate, the Purchase Contract Agent shall not be obligated to execute on behalf of the Holder, and the Purchase Contract Agent and the Trustee shall not be obligated to deliver to the Holder, an Equity-Linked Security on or after the Business Day immediately preceding the earliest of [            ], 2014, any Early Settlement Date, any Early Mandatory Settlement Date and any Fundamental Change Early Settlement Date with respect to such Equity-Linked Securities. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration of transfer instructions from such Holder, the Purchase Contract Agent shall if the Mandatory Settlement Date, any Early Settlement Date, any Early Mandatory Settlement Date or any Fundamental Change Early Settlement Date with respect to such Equity-Linked Securities has occurred, deliver the shares of Common Stock deliverable in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with the Separate Note, if such Equity-Linked Security is a Unit).

Upon the issuance of any new Equity-Linked Security under this Section 3.10, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Equity-Linked Security issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Equity-Linked Security shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Unit or Separate Purchase Contract, as the case may be, evidenced thereby, whether or not the destroyed, lost or stolen Equity-Linked Security shall be found at any time. Such new Equity-Linked Security (and the

Units or Separate Purchase Contracts, as applicable, evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Equity-Linked Securities delivered hereunder.

The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Equity-Linked Securities.

Section 3.11. Persons Deemed Owners. Prior to due presentment of an Equity-Linked Security for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Equity-Linked Security is registered as the sole owner or Holder of the Unit or Purchase Contract, as the case may be, evidenced thereby, for the purpose of performance of the Units or Purchase Contracts, as applicable, evidenced by such Equity-Linked Securities and for all other purposes whatsoever, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global Unit or Global Purchase Contract, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Unit or Global Purchase Contract or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Unit or Global Purchase Contract.

Section 3.12. Cancellation. All Securities surrendered for separation or recreation and all Equity-Linked Securities surrendered for settlement or upon the registration of transfer or exchange of a Purchase Contract shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent and, if not already cancelled, be promptly cancelled by it. In the case of a Unit or Units surrendered for settlement, the Company and the Trustee shall promptly authenticate and deliver in accordance with the terms of the Indenture to the Holder thereof a number of Separate Notes equal to the number of, and in the same form as, the Units so surrendered. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Equity-Linked Securities previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Equity-Linked Securities so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Equity-Linked Securities shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Equity-Linked Securities held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Equity-Linked Security, such acquisition shall not operate as a cancellation of such Equity-Linked Security unless and until such Equity-Linked Security is delivered to the Purchase Contract Agent for cancellation.

ARTICLE 4

SETTLEMENT OF THE PURCHASE CONTRACTS

Section 4.01. Settlement Rate. Each Purchase Contract obligates the Company to deliver, on the Mandatory Settlement Date, a number of shares of Common Stock (subject to Section 4.04 and Article 5) equal to the Settlement Rate as determined by the Company unless such Purchase Contract settles prior to the Mandatory Settlement Date pursuant to Section 5.03 or Section 5.04.

The number of shares of Common Stock issuable upon settlement of each Purchase Contract on the Mandatory Settlement Date (the “Settlement Rate”) is equal to:

(i) if the Applicable Market Value is equal to or greater than $[            ] (the “Threshold Appreciation Price”), [            ] shares of Common Stock for each Purchase Contract (the “Minimum Settlement Rate”);

(ii) if the Applicable Market Value is greater than $[            ] (the “Reference Price”) but less than the Threshold Appreciation Price, a number of shares of Common Stock for each Purchase Contract equal to the Stated Amount, divided by the Applicable Market Value; and

(iii) if the Applicable Market Value is less than or equal to the Reference Price, [            ] shares of Common Stock for each Purchase Contract (the “Maximum Settlement Rate”),

provided that the Maximum Settlement Rate and the Minimum Settlement Rate (each, a “Fixed Settlement Rate”) shall each be subject to adjustment as provided in Article 5.

Section 4.02. Representations and Agreements of Holders. Each Holder of a Purchase Contract by its acceptance thereof:

(i) irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement on its behalf as its attorney-in-fact;

(ii) consents to the provisions hereof;

(iii) represents that its acquisition of the Purchase Contracts and its holding of the same satisfy the applicable fiduciary requirements of ERISA, if any, and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the

Code in accordance with one or more prohibited transaction exemptions or that such acquisition otherwise will not result in a nonexempt prohibited transaction;

(iv) in the case of a Holder that holds a Unit, agrees, for United States federal income tax purposes, to treat (1) a Unit as an investment unit comprising two separate instruments, in accordance with its form and (2) the Notes as indebtedness; and

(v) agrees to be bound by the terms and provisions thereof.

Section 4.03. Delivery Upon Settlement of the Purchase Contracts. (a) Unless the Purchase Contracts have previously settled, the Company shall on the Mandatory Settlement Date issue and deliver to the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Purchase Contracts, the aggregate number of shares of Common Stock to which such Holders are entitled hereunder, registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution have occurred on or after the date on which such Holders shall have become the holders of record of such Shares pursuant to the second immediately succeeding sentence, the “Purchase Contract Settlement Fund”). Prior to the close of business on the last Trading Day of the 20 Trading Day period during which the Applicable Market Value is determined, the shares of Common Stock underlying each Purchase Contract will not be outstanding, and the Holder of such Purchase Contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of Common Stock by virtue of holding such Purchase Contract. The Person in whose name any shares of Common Stock to be issued upon settlement of the Purchase Contract on the Mandatory Settlement Date will become the holder of record of such shares as of the close of business on the last Trading Day of the 20 Trading Day period during which the Applicable Market Value is determined.

(b) Upon book-entry transfer of the Units or Separate Purchase Contracts or surrender of certificates representing Units or Separate Purchase Contracts in definitive form to the Purchase Contract Agent with duly completed transfer instructions, the Purchase Contract Agent shall transfer the shares of Common Stock underlying such Purchase Contracts, together with (i) cash in lieu of fractional shares as provided in Section 4.04, (ii) the Separate Note (in the case of the transfer or delivery of Units, but not in the case of settlement on the Mandatory Settlement Date if such Separate Note also matures on the Mandatory Settlement Date) and (iii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions.

Such shares shall be issued and delivered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent. The Company will pay all documentary, stamp or similar issue or transfer taxes due on the issue of any shares of the Common Stock upon settlement of the Purchase Contracts, unless any such tax is due because the Holder requests issuance of such shares in a name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, in which case the Company shall not be required to pay any such tax and no such issuance shall be made unless the Person requesting such registration has paid any such tax or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

In the event a Holder fails to effect such transfer or delivery, the shares of Common Stock underlying such Purchase Contracts, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i) the surrender of the relevant Units or Separate Purchase Contracts or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Units or Separate Purchase Contracts have been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii) the expiration of the time period specified in the abandoned property laws of the relevant jurisdiction.

Section 4.04. No Fractional Shares. No fractional shares or scrip certificates representing fractional shares of Common Stock shall be issued or delivered to Holders upon settlement of the Purchase Contracts. In lieu of any fractional shares of Common Stock that would otherwise be issuable upon settlement of any Purchase Contracts, a Holder of a Security shall be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the Purchase Contracts being settled, multiplied by the Daily VWAP of the Common Stock on the Trading Day immediately preceding the Mandatory Settlement Date, Early Settlement Date, Fundamental Change Early Settlement Date or Early Mandatory Settlement Date, as the case may be. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 4.04 in a timely manner.

Section 4.05. Postponement of Mandatory Settlement Date. If one or more of the 20 Scheduled Trading Days beginning on, and including, the 23rd Scheduled Trading Day immediately preceding [            ], 2014 is not a Trading Day, the Mandatory Settlement Date will be postponed until the third Scheduled Trading Day immediately following the last Trading Day of the 20 Trading Day period during which the Applicable Market Value is determined.

Section 4.06. Consequences of Bankruptcy. The Mandatory Settlement Date for each Purchase Contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of an Event of Default described in Section 5.01(b) or Section 5.01(c) of the Base Indenture. Upon such acceleration, Holders will be entitled to receive a number of shares of Common Stock per Purchase Contract equal to the Maximum Settlement Rate in effect immediately prior to such acceleration (regardless of the Applicable Market Value of the Common Stock at that time).

ARTICLE 5

ADJUSTMENTS

Section 5.01. Adjustments to the Fixed Settlement Rates. (a) Each Fixed Settlement Rate shall be adjusted, from time to time and without duplication, by the Company as described in this Section 5.01, except that no adjustment to the Fixed Settlement Rates will be made if Holders of Units or any Separate Purchase Contracts may participate in the transaction (at a level based on the Maximum Settlement Rate) that would otherwise give rise to such adjustment at the same time and on the same terms as holders of the Common Stock without having to settle such Holders’ Purchase Contracts, upon the occurrence of any of the following events:

(i) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, each Fixed Settlement Rate shall be adjusted based on the following formula:

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 5.01(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 5.01(a)(i) is declared but not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Daily VWAPs of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Settlement Rate shall be increased based on the following formula:

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such issuance;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 5.01(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, each Fixed Settlement Rate shall be decreased to the Fixed Settlement Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Settlement Rate shall be decreased to the Fixed Settlement Rate that would then be in effect if such Record Date for such issuance had not occurred.

For the purpose of this Section 5.01(a)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price per share that is less than such average of the Daily VWAPs of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (A) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 5.01(a)(i) or Section 5.01(a)(ii), (B) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 5.01(a)(iv), and (C) Spin-Offs as to which the provisions set forth below in this Section 5.01(a)(iii) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire the Company’s Capital Stock or other securities, the “Distributed Property”), then each Fixed Settlement Rate shall be increased based on the following formula:

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such distribution;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

SP0	=	the average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex- Dividend Date for such distribution.

Any increase made under the portion of this Section 5.01(a)(iii) above shall become effective immediately after the close of business on the Record Date for such distribution. If such distribution is not so paid or made, each Fixed Settlement Rate shall be decreased to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each Unit or Separate Purchase Contract, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount of Distributed Property such Holder would have received if such

Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate in effect on the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 5.01(a)(iii) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), each Fixed Settlement Rate shall be increased based on the following formula:

where,

SR1	=	the Fixed Settlement Rate in effect immediately prior to the end of the Valuation Period;

SR0	=	the Fixed Settlement Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Daily VWAPs of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days commencing on, and including, the third Trading Day after the date on which “ex-distribution trading” commences for such dividend or distribution on the NYSE or such other U.S. national securities exchange on which such Capital Stock or similar equity interest is then listed or quoted (the “Valuation Period”); and

MP0	=	the average of the Daily VWAPs of the Common Stock over the Valuation Period.

The adjustment to the Fixed Settlement Rates under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that if any date for determining the number of shares of Common Stock issuable to a Holder occurs during the Valuation Period, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such determination date for purposes of determining the Fixed Settlement Rates.

(iv) If a dividend or distribution consisting exclusively of cash is made to all or substantially all holders of the Common Stock, each Fixed Settlement Rate shall be adjusted based on the following formula:

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0	=	the Daily VWAP of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of its Common Stock.

Any increase made pursuant to this Section 5.01(a)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Settlement Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each Unit or Separate Purchase Contract, at the same time and upon the same terms as holders of the Common Stock receive such dividend or distribution, the amount of such dividend or distribution such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate in effect on the Ex-Dividend Date for such dividend or distribution.

(v) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the average of the Daily VWAP per share of Common Stock on the Trading Day next succeeding the date (the “Expiration Date”) such tender or exchange offer expires, each Fixed Settlement Rate shall be increased based on the following formula:

where,

SR0	=	the Fixed Settlement Rate in effect immediately prior to the close of business on the Expiration Date;

SR1	=	the Fixed Settlement Rate in effect immediately after the close of business on the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to each Fixed Settlement Rate under the immediately preceding paragraph shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that if any date for determining the number of shares of Common Stock issuable to a Holder occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references in the preceding paragraph with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Trading Day next succeeding the Expiration Date and such determination date for purposes of the Fixed Settlement Rates.

(b) In addition to those adjustments required by clauses (i), (ii), (iii), (iv) and (v) of Section 5.01(a), and to the extent permitted by applicable law and subject to the applicable rules of the NYSE, the Company from time to time may increase the Fixed Settlement Rates by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase each Fixed Settlement Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whether the Fixed Settlement Rate is increased pursuant to either of the two preceding sentences, the Company may make such an adjustment only so long as the Company makes the same proportionate adjustment to each Fixed Settlement Rate.

(c) To the extent that the Company has a rights plan in effect upon settlement of a Purchase Contract, the Holder of such Purchase Contract will receive, in addition to shares of Common Stock, the rights under the rights plan, unless, prior to settlement of such Purchase Contract, the rights have separated from the Common Stock, in which case, and only in such case, each Fixed Settlement Rate shall be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 5.01(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(d) Adjustments to each Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share). No adjustment in the Fixed Settlement Rates will be required unless the adjustment would require an increase or decrease of at least one percent. If any adjustment is not required to be made because it would not change the Fixed Settlement Rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining the number of shares of Common Stock issuable to a Holder, adjustments to the Fixed Settlement Rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.

(e) Notwithstanding anything to the contrary in this Article 5, the Fixed Settlement Rates shall not be adjusted:

(i) upon the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or rights, options or warrants to purchase the Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date of this Agreement; or

(iv) solely for a change in the par value or no par value of the Common Stock.

(f) Whenever the Fixed Settlement Rates are adjusted, the Company shall deliver to the Purchase Contract Agent an Officers’ Certificate setting forth in reasonable detail the method by which the adjustment to each Fixed Settlement Rate was determined and setting forth each revised Fixed Settlement Rate. In addition, the Company shall, within five Business Days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the Holders of the Units and Separate Purchase Contracts and describe in reasonable detail the method by which each Fixed Settlement Rate was adjusted. Such notification may be made by a press release, notwithstanding Section 1.06. The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Purchase Contracts to determine whether any facts exist that may require any adjustment of any Fixed Settlement Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock that may at the time be delivered with respect to any Purchase Contract, and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5. All calculations and determinations pursuant to this Article 5 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect thereto.

(g) Each adjustment to each Fixed Settlement Rate shall result in a corresponding adjustment to the Early Settlement Rate and the Early Mandatory Settlement Rate. If an adjustment is made to the Fixed Settlement Rates, an inversely proportional adjustment shall also be made to the Reference Price solely for the purposes of determining which clauses of the definition of the Settlement Rate will apply on the Mandatory Settlement Date. For the avoidance of doubt, no separate inversely proportional adjustment will be made to the Threshold Appreciation Price because it is equal to $[            ], divided by the Minimum Settlement Rate (rounded to the nearest $0.01) as adjusted in the manner described herein. Because (a) the Applicable Market Value is an average of the Daily VWAPs of the Common Stock over a 20 consecutive Trading Day period and (b) the Fundamental Change Early Settlement Rate is generally calculated based on an average of the Daily VWAPs over a 10 Trading Day period, the Company shall make appropriate adjustments to the Daily VWAPs prior to the relevant issuance date, Record Date, Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, used to calculate the Applicable Market Value to account for any adjustments to the Fixed Settlement Rates that become effective during the period in which the Applicable Market Value or the Stock Price, as the case may be, is being calculated.

(h) The Board of Directors shall have the power to resolve any ambiguity or, subject to applicable law, correct any error in this Article 5, and its action in so doing shall be final and conclusive.

(i) For purposes of Section 5.01 and Section 5.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 5.02. Recapitalizations, Reclassifications and Changes of the Common Stock. In the event of:

(i) any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing or surviving corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another Person);

(ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the Company’s property and assets;

(iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or

(iv) any statutory exchange of the Company’s securities with another Person (other than in connection with a merger or acquisition);

in each case, as a result of which the Common Stock would be converted into, or exchanged for, securities, cash or property (each, a “Reorganization Event”), each Purchase Contract outstanding immediately prior to such Reorganization Event shall, without the consent of the Holders of the Purchase Contracts, become a contract to purchase the kind of securities, cash and other property that such Holder would have been entitled to receive if such Holder had settled its Purchase Contracts immediately prior to such Reorganization Event (such securities, cash and other property, the “Exchange Property,” with each “unit of Exchange Property” meaning the kind and amount of Exchange Property that a holder of one share of Common Stock would have been entitled to receive). For purposes of the foregoing, the type and amount of Exchange Property in the case of any Reorganization Event that causes the Common Stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election (or of all holders of the Common Stock if none makes an election). The Company shall notify Holders of the Units and Separate Purchase Contracts of the weighted average as soon as practicable after such determination is made. The number of units of Exchange Property for each Purchase Contract settled following the Effective Date of such Reorganization Event will be determined by the Fixed Settlement Rates then in effect on the Mandatory Settlement Date, Early Settlement Date, Early Mandatory Settlement Date or Fundamental Change Early Settlement Date, as applicable (without interest thereon and without any right to dividends or distributions thereon that have a record date prior to the date such Purchase Contracts are actually settled). For the purpose of determining which clause of the definition of Settlement Rate will apply in respect of settlement of a Purchase Contract pursuant to Section 4.01, and for the purpose of calculating the Settlement Rate if clause (ii) is applicable, the value of a unit of Exchange Property will be determined in good faith by the Board of Directors, except that if a unit of Exchange Property includes common stock or ADRs that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average during the 20 consecutive Trading Day period ending on, and including, the third Trading Day immediately preceding the Mandatory Settlement Date of the volume weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by the Board of Directors); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by the Company for this purpose. The Company (or any successor to the Company) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event, provide written notice to the

Holders of Units and Separate Purchase Contract of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this Section 5.02.

Section 5.03. Early Settlement Upon A Fundamental Change. (a) If a Fundamental Change occurs and a Holder elects to settle its Purchase Contracts early in connection with such Fundamental Change in accordance with Section 5.04, such Holder shall receive a number of shares of Common Stock based on the Fundamental Change Early Settlement Rate (the “Fundamental Change Early Settlement Right”). An Early Settlement shall be deemed for these purposes to be “in connection with” such Fundamental Change if the Holder delivers an Early Settlement Notice to the Purchase Contract Agent, and otherwise satisfies the requirements for effecting Early Settlement of its Purchase Contracts, during the period beginning on, and including, the Effective Date of the Fundamental Change and ending at the close of business on the 30th Business Day thereafter (or, if earlier, the third Scheduled Trading Day immediately preceding [            ], 2014) (“the Fundamental Change Early Settlement Period”).

If a Holder complies with the requirements for effecting Early Settlement upon a Fundamental Change earlier than the close of business on any Business Day during the Fundamental Change Early Settlement Period, then that day will be considered the “Fundamental Change Early Settlement Date.” If a Holder complies with such requirements at or after the close of business on any Business Day during the Fundamental Change Early Settlement Period or at any time on a day during the Fundamental Change Early Settlement Period that is not a Business Day, then the next Business Day will be considered the “Fundamental Change Early Settlement Date” if such Business Day is during the Fundamental Change Early Settlement Period.

(b) The Company shall provide the Purchase Contract Agent and the Holders of Units and Separate Purchase Contracts with notice of a Fundamental Change within five Business Days after its occurrence, issue a press release announcing the Effective Date and post such press release on its website. The notice shall set forth, among other things, (i) the applicable Fundamental Change Early Settlement Rate, (ii) if not the Common Stock, the kind and amount of cash, securities and other property receivable by the Holder upon settlement and (iii) the deadline by which each Holder’s Fundamental Change Early Settlement Right must be exercised.

(c) The “Fundamental Change Early Settlement Rate” shall be determined by the Company by reference to the table below, based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the stock price (the “Stock Price”) in the Fundamental Change, which shall be:

(i) in the case of a Fundamental Change described in clause (iii) of the definition of Fundamental Change in which holders of shares of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; and

(ii) in all other cases, the Stock Price shall be the average of the Daily VWAPs of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date.

(d) The Stock Prices set forth in the first column of the table below shall be adjusted as of any date on which any Fixed Settlement Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Maximum Settlement Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Maximum Settlement Rate as so adjusted. The number of shares in the table below shall be adjusted in the same manner as the Fixed Settlement Rates as set forth in Section 5.01.

(e) The following table sets forth the Fundamental Change Early Settlement Rate per Purchase Contract for each Stock Price and Effective Date set forth below:

Effective Date
Stock Price
$
$
$
$
$
$
$
$
$
$
$
$

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)	if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Fundamental Change Early Settlement Rate shall be determined by straight-line interpolation between the Fundamental Change Early Settlement Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)	if the Stock Price is greater than $[ ] per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), then the Fundamental Change Early Settlement Rate shall be the Minimum Settlement Rate; or

(iii)

if the Stock Price is less than $[            ] per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above, the “Minimum Stock Price”), the Fundamental Change Early Settlement Rate shall be determined as if the Stock Price equaled the Minimum Stock Price, and using straight line interpolation, as described in clause (i) of this Section 5.04(e), if the Effective Date is between two Effective Dates in the table.

The maximum number of shares of Common Stock deliverable under a Purchase Contract is [            ], subject to adjustment in the same manner as the Fixed Settlement rates as set forth under Section 5.01.

(f) Upon Early Settlement of the Purchase Contract component of a Unit upon a Fundamental Change, the corresponding Note will remain outstanding and registered in the name of the Holder who elected to settle the related Purchase Contract early upon the Fundamental Change.

(g) If a Holder does not elect to exercise the Fundamental Change Early Settlement Right, such Holder’s Purchase Contracts shall remain outstanding and shall be subject to normal settlement on any subsequent Early Settlement Date, Early Mandatory Settlement Date, Fundamental Change Early Settlement Date or the Mandatory Settlement Date, including, if applicable, the provisions set forth in Section 5.02.

Section 5.04. Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.04, on any Trading Day prior to the close of business on the third Scheduled Trading Day immediately preceding [            ], 2014, a Holder may elect to settle its Purchase Contracts early, in whole or in part (“Early Settlement”) and receive shares of Common Stock at the Early Settlement Rate.

(b) A Holder’s right to receive Common Stock upon Early Settlement of any of its Purchase Contracts is subject to the following conditions:

(i) delivery of a written and signed notice of election (an “Early Settlement Notice”) to the Purchase Contract Agent electing Early Settlement of such Purchase Contract;

(ii) if such Purchase Contract or the Unit that includes such Purchase Contract is in the form of a Definitive Security, surrendering the certificates representing the Purchase Contract to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed, or if such Purchase Contract is represented by a Global Security, compliance with the applicable procedures of the Depositary; and

(iii) payment by such Holder of any transfer or similar taxes payable in connection with the issuance of Common Stock to any Person other than such Holder pursuant to subsection (c) below.

If a Holder complies with the requirements set forth in clauses (i) through (iii) above earlier than the close of business on any Business Day, then that Business Day shall be considered the “Early Settlement Date.” If a Holder complies with the requirements set forth in clauses (i) through (iii) above at or after the close of business on any Business Day or at any time on a day that is not a Business Day, then the next Business Day shall be considered the “Early Settlement Date.” The Person in whose name any shares of Common Stock to be issued upon such Early Settlement of the Purchase Contract shall become the holder of record of such shares as of the close of business on the relevant Early Settlement Date.

(c) Upon surrender or book-entry transfer of such Purchase Contracts or the related Units and payment of any applicable transfer or similar taxes due because of any issuance of Common Stock to any Person other than the Holder, the Company shall cause a number of shares of Common Stock, calculated at the Early Settlement Rate to be issued and delivered, together with a cash payment in lieu of any fractional share as provided in Section 4.04, as promptly as practicable, but no later than the third Business Day, following the Early Settlement Date. Such shares shall be registered in the name of the Holder or the Holder’s designee, and shall be delivered, as specified on the applicable form of Election to Settle Early provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock deliverable in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

(d) In the event that Early Settlement is effected with respect to Purchase Contracts that are a component of Units, upon such Early Settlement the Company shall execute and the Trustee shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Security, in the same form as the Units submitted to effect such Early Settlement, evidencing a number of Separate Notes equal to the number of Purchase Contracts as to which Early Settlement was effected.

(e) In the event that Early Settlement is effected with respect to Purchase Contracts represented by less than all the Purchase Contracts evidenced by a Security, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement was not effected.

Section 5.05. Early Mandatory Settlement at the Company's Election. (a) The Company shall have the right to settle the Purchase Contracts early, in whole but not in part (the “Early Mandatory Settlement Right”), on the Early Mandatory Settlement Date at the Early Mandatory Settlement Rate.

(b) If the Company elects to exercise its Early Mandatory Settlement Right, the Company will provide the Purchase Contract Agent and the Holders of Units, Separate Purchase Contracts and Separate Notes with a notice of its election (the “Early Mandatory Settlement Notice”), issue a press release announcing its election and post such press release on its website. The Early Mandatory Settlement Notice shall specify, among other things:

(i) the Early Mandatory Settlement Rate;

(ii) the date on which the Company will deliver shares of Common Stock following exercise of its Early Mandatory Settlement Right (the “Early Mandatory Settlement Date”), which shall be at least 10 but not more than 30 Business Days following the date of the Company’s notice (the “Notice Date”);

(iii) that Holders of Units and Separate Notes will have the right to require the Company to repurchase their Notes that are a component of the Units or their Separate Notes, as the case may be (subject to certain exceptions described in the Indenture);

(iv) if applicable, the Repurchase Price and Repurchase Date;

(v) if applicable, the last date on which Holders may exercise their Repurchase Right; and

(vi) if applicable, the procedures that Holders must follow to require the Company to repurchase their Notes (in accordance with the Indenture).

The Company will deliver the shares of Common Stock and any cash payable for fractional shares to the Holders of the Purchase Contract on the Early Mandatory Settlement Date. The Person in whose name any shares of the Common Stock to be issued following exercise of the Early Mandatory Settlement Right shall become the holder of record of such shares as of the close of business on the Notice Date.

ARTICLE 6

REMEDIES

Section 6.01. Unconditional Right of Holders to Receive Shares of Common Stock. Each Holder of a Purchase Contract (whether or not included in a Unit) shall have the right, which is absolute and unconditional, to receive the shares of Common Stock pursuant to such Purchase Contract and to institute suit for the enforcement of any such right to receive the shares of Common Stock, and such right shall not be impaired without the consent of such Holder.

Section 6.02. Limitation on Proceedings. No Holder of Purchase Contracts may institute any proceedings, judicial or otherwise, with respect to this Agreement or for any remedy hereunder, except in the case of failure of the Purchase Contract Agent, for 60 days, to act after the Purchase Contract Agent has received a written request to institute proceedings in respect of a default with respect to any covenant hereunder from the Holders of not less than 25% of the Outstanding Purchase Contracts, as well as an offer of indemnity reasonably satisfactory to the Purchase Contract Agent. This provision will not prevent any Holder of Purchase Contracts from instituting suit for the delivery of Common Stock deliverable upon settlement of the Purchase Contracts on the Mandatory Settlement Date or any Early Settlement Date, Fundamental Change Settlement Date or Early Mandatory Settlement Date.

Section 6.03. Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.04. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.05. Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy upon a default hereunder shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.06. Undertaking for Costs. All parties to this Agreement agree, and each Holder of a Purchase Contract, by its acceptance of such Purchase Contract shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by (a) the Purchase Contract Agent, (b) any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Purchase Contracts, or (c) any Holder for the enforcement of the right to receive shares of Common Stock or other Reference Property under the Purchase Contracts held by such Holder.

Section 6.07. Waiver of Stay or Execution Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract

Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.08. Control by Majority. The Holders of not less than a majority of the Outstanding Purchase Contracts shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or of exercising any trust or power conferred upon the Purchase Contract Agent; provided that the Purchase Contract Agent has received indemnity satisfactory to it. Notwithstanding the foregoing, the Purchase Contract Agent may refuse to follow any direction that is in conflict with any law or this Agreement, that may involve it in personal liability or that may be unduly prejudicial to the Holders of Purchase Contracts not joining in the action.

ARTICLE 7

THE PURCHASE CONTRACT AGENT

Section 7.01. Certain Duties and Responsibilities. (a) The Purchase Contract Agent:

(i) undertakes to perform, with respect to the Purchase Contracts, such duties and only such duties as are specifically delegated to it and set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and

(ii) in the absence of bad faith or gross negligence on its own part, may, with respect to the Purchase Contracts, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement but in the case of any certificates or opinions that by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein and may assume the genuineness of all signatures).

(b) No provision of this Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or its own bad faith, except that:

(i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Purchase Contract Agent was negligent in ascertaining the pertinent facts;

(iii) no provision of this Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if indemnity satisfactory to the Purchase Contract Agent is not provided to it; and

(iv) the Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in number of the Outstanding Purchase Contracts.

(c) Whether or not herein or therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section 7.01.

Section 7.02. Notice of Default. Within 90 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Purchase Contracts, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such Responsible Officer of the Purchase Contract Agent has actual knowledge that such default shall have been cured or waived.

Section 7.03. Certain Rights of Purchase Contract Agent. Subject to the provisions of Section 7.01:

(a) the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company;

(d) the Purchase Contract Agent may consult with counsel of its selection appointed with due care by it hereunder and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity, during the Company’s normal business hours, to examine the relevant books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(f) the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, or Affiliates and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney or Affiliate appointed with due care by it hereunder;

(g) the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have provided to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(h) the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(i) the Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Purchase Contracts and this Agreement;

(j) the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k) the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder (including as Trustee), and to each agent, custodian and other Person employed to act hereunder; and

(l) in no event shall either of the Purchase Contract Agent or the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Purchase

Contact Agent or the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.04. Not Responsible for Recitals. The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Purchase Contracts. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

Section 7.05. May Hold Units and Purchase Contracts. Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner of Units, Separate Purchase Contracts and Separate Notes and may otherwise deal with the Company or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner of Units, Separate Purchase Contracts and Separate Notes.

Section 7.06. Money Held in Custody. Money held by the Purchase Contract Agent in custody hereunder need not be segregated from other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or as designated in writing by the Company.

Section 7.07. Compensation, Reimbursement and Indemnification. The Company agrees:

(a) to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder as the Company and the Purchase Contract Agent shall from time to time agree in writing;

(b) except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be determined to have been caused by the Purchase Contract Agent’s own gross negligence, willful misconduct or bad faith; and

(c) to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent and their respective agents and representatives for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of the Purchase Contract Agent’s duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent and the termination of this Agreement.

Section 7.08. Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, The City of New York, if there be such a corporation in the Borough of Manhattan, The City of New York, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

(b) The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c) The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Purchase Contracts delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the delivery of such Act, the removed Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d) If at any time:

(i) the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(ii) the Purchase Contract Agent shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Purchase Contract for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e) If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Purchase Contract for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f) The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to Holders as their names and addresses appear in the applicable Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 7.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, at the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon its receipt of payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b) Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph Section 7.10(a) of this Section.

(c) No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

Section 7.11. Merger; Conversion; Consolidation or Succession to Business. Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Securities shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Securities so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Purchase Contracts.

Section 7.12. Preservation of Information; Communications to Holders. (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders as received by the Purchase Contract Agent in its capacity as Security Registrar.

(b) If three or more Holders (such three or more Holders, the “applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Unit or Separate Purchase Contract for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units or Separate Purchase Contracts and is accompanied by a copy of the form of proxy or other communication that such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 7.13. No Obligations of Purchase Contract Agent. Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement or Security evidencing a Unit or Purchase Contract in respect of the obligations of the Holder of any Unit or Purchase Contract thereunder. The Company agrees, and each Holder of a Securities, by his or her acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Securities on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts (whether held as components of Units or Separate Purchase Contracts) on behalf of the Holders, except to the extent expressly provided in Article 3 hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent, incurred without any act or deed that is found to be attributable to gross negligence, willful misconduct or bad faith on the part of the Purchase Contract Agent.

Section 7.14. Tax Compliance. (a) The Company and the Purchase Contract Agent shall comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Purchase Contracts or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b) The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a)(ii) hereof.

(c) The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE 8

SUPPLEMENTAL AGREEMENTS

Section 8.01. Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company, the Purchase Contract Agent and the Trustee, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

(i) evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants and obligations of the Company in this Agreement and the Units and Separate Purchase Contracts, if any;

(ii) add to the covenants for the benefit of Holders or to surrender any of the Company’s rights or powers under this Agreement;

(iii) evidence and provide for the acceptance of appointment of a successor Purchase Contract Agent;

(iv) make provision with respect to the rights of Holders of Purchase Contracts pursuant to adjustments in the Settlement Rate due to Reorganization Events;

(v) conform the provisions of this Agreement to the “Description of the Purchase Contracts” and “Description of the Units” sections in the Prospectus;

(vi) cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent, so long as such action does not materially adversely affect the interest of the Holders; or

(vii) to make any other provisions with respect to such matters or questions, so long as such action does not materially adversely affect the interest of the Holders.

Section 8.02. Supplemental Agreements With Consent of Holders. With the consent of the Holders of not less than a majority of the Outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company, the Purchase Contract Agent and the Trustee, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of each Holder of an outstanding Purchase Contract affected thereby,

(i) reduce the number of shares of Common Stock deliverable upon settlement of the Purchase Contracts (except to the extent expressly provided in Section 5.01);

(ii) change the Mandatory Settlement Date, a Holder’s right to settle Purchase Contracts early or the Fundamental Change Early Settlement Right;

(iii) reduce the above-stated percentage of Outstanding Purchase Contracts the consent of the Holders of which is required for the modification or amendment of the provisions of the Purchase Contracts or this Agreement; or

(iv) impair the right to institute suit for the enforcement of the Purchase Contracts.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03. Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement that affects the Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise.

Section 8.04. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.05. Reference to Supplemental Agreements. Securities authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Purchase Contract Agent, the Trustee and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Securities.

ARTICLE 9

LIMITATION ON MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

Section 9.01. Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except Under Certain Conditions. The Company covenants that it will not consolidate with or merge into another corporation or convey, transfer or lease its assets substantially as an entirety to any Person, unless:

(i) the Company or the successor entity, as the case may be, is not, immediately after such consolidation, merger, conveyance, transfer or lease in default in the performance of its covenants and conditions under the Units, the Purchase Contracts or this Agreement; and

(ii) the successor is a corporation organized in the United States and expressly assumes the due and punctual performance of all of the Company’s obligations under the Purchase Contracts and this Agreement.

Section 9.02. Rights and Duties of Successor Entity. Upon any such consolidation, merger, conveyance or transfer (but not any such lease), such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of Ally Financial Inc., any or all of the Securities evidencing Units or Purchase Contracts issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any such Securities that previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any such Security evidencing Units or Purchase Contracts that such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Securities issued shall in all respects have the same legal rank and benefit under this Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such consolidation, merger, conveyance, transfer or lease, such change in phraseology and form (but not in substance) may be made in the Securities evidencing Units or Purchase Contracts thereafter to be issued as may be appropriate.

Section 9.03. Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent. The Purchase Contract Agent, subject to Section 7.01 and Section 7.03, shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, transfer or lease, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such consolidation, merger, conveyance, transfer or lease have been met.

ARTICLE 10

COVENANTS OF THE COMPANY

Section 10.01. Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Purchase Contracts that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section 10.02. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Mandatory Settlement Date, any Early Settlement Date, any Fundamental Change Early Settlement Date or any Early Mandatory Settlement Date and where notices and demands to or upon the Company in respect of the Purchase Contracts and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Purchase Contracts the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section 10.03. Statements of Officers of the Company as to Default. The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is December 31) ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.04. Existence. Except as otherwise permitted under Article 9, the Company will do or cause to be done all things necessary to maintain in full force its legal existence, rights (charter and statutory) and franchises, except that the Company is not required to preserve any right or franchise if the Company determines that it is no longer desirable in the conduct of its business and the loss is not disadvantageous in any material respect to the Holders of any Purchase Contracts.

Section 10.05. Company to Reserve Common Stock. The Company shall at all times prior to the Mandatory Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for issuance upon settlement of the Purchase Contracts, that number of shares of Common Stock as shall from time to time be issuable upon the settlement of all Outstanding Purchase Contracts (whether or not included in a Unit), assuming settlement at the Maximum Settlement Rate.

Section 10.06. Covenants as to Common Stock. The Company covenants that all shares of Common Stock that may be issued upon settlement of any Purchase Contract represented by the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all taxes, liens and charges and not subject to any preemptive rights.

The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon settlement of the Purchase Contracts; provided, however, that, if the rules of such exchange system permit the Company to defer the listing of such Common Stock until the first delivery of Common Stock upon settlement of Purchase Contracts in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock issuable upon settlement of the Purchase Contracts in accordance with the requirements of such exchange at such time.

The Company shall apply to list the Units on the NYSE under the symbol “AllyPrC.”

Section 10.07. Tax Treatment. The Company agrees, and by purchasing a Unit each Holder agrees, for United States federal income tax purposes, to treat (1) a Unit as an investment unit comprising two separate instruments, in accordance with its form and (2) the Notes as indebtedness.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ALLY FINANCIAL INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Purchase Contract Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee under the Indenture

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF UNIT]

[INCLUDE IF A GLOBAL UNIT] [THIS UNIT IS A GLOBAL UNIT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS UNIT IS EXCHANGEABLE FOR PURCHASE CONTRACTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS UNIT (OTHER THAN A TRANSFER OF THIS UNIT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS UNIT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY UNIT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ALLY FINANCIAL INC.

[    .    ]% TANGIBLE EQUITY NOTES

CUSIP No. [            ]

No.	[Initial][3] Number of Units

This Unit certifies that [CEDE & CO.]4 [            ] (the “Holder”), or registered assigns, is the registered owner of [the number of Units set forth above] [the number of Units shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed              Units]5.

Each Unit consists of (i) a Purchase Contract and (ii) a Note, in each case issued by the Company. Each Unit evidenced hereby is governed by a Purchase Contract Agreement, dated as of [            ], 2011 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, The Bank of New York Mellon, as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”), and The Bank of New York Mellon, as Trustee (including its successors hereunder, the “Trustee”) under the Indenture.

Reference is hereby made to the Purchase Contract Agreement and the Indenture and, in each case supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Units are, and are to be, executed and delivered.

Upon the conditions and under the circumstances set forth in the Purchase Contract Agreement, Holders of Units shall have the right to separate a Unit into its component parts, and a Holder of a Separate Purchase Contract and Separate Note shall have the right to re-create a Unit.

The Company agrees, and by purchasing a Unit each Holder agrees, for United States federal income tax purposes, to treat (1) a Unit as an investment unit comprising two separate instruments, in accordance with its form and (2) the Notes as indebtedness.

The Units, and any claim, controversy or dispute arising under or related to the Units, shall be governed by, and construed in accordance with, the laws of the State of New York; provided that all rights and obligations of the United States Department of the

[3]	Include if a Global Unit.
[4]	Include if a Global Unit.
[5]	Include if a Global Unit.

Treasury under this Agreement shall be governed by and constructed in accordance with the federal laws of the United States of America.

Capitalized terms used herein and not defined have the meanings given to such terms in the Purchase Contract Agreement.

In the case of any conflict between this Unit and the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement shall control.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ALLY FINANCIAL INC.

By:
Name:
Title:

By:
Name:
Title:

DATED:

A-4

UNIT CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT AND TRUSTEE UNDER THE INDENTURE

This is one of the Units referred to in the within-mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK MELLON, as Purchase Contract Agent

By:
Authorized Officer

THE BANK OF NEW YORK MELLON, as Trustee under the Indenture

By:
Authorized Officer

Dated:

A-5

[FORM OF REVERSE OF UNIT]

[Intentionally Blank]

A-6

SCHEDULE A

[INCLUDE IF A GLOBAL UNIT]

SCHEDULE OF INCREASES OR DECREASES IN A GLOBAL UNIT

The initial number of Units evidenced by this Global Unit is             . The following increases or decreases in this Global Unit have been made:

Date	Amount of increase in number of Units evidenced by the Global Unit	Amount of decrease in number of Units evidenced by the Global Unit	Number of Units evidenced by the Global Unit following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

A-7

ATTACHMENT 1

[FORM OF SEPARATION NOTICE]

THE BANK OF NEW YORK MELLON

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Administration

Telephone: [            ]

Facsimile: [            ]

Re:	Separation of [Global][6] Units

The undersigned [Beneficial Owner]4 hereby notifies you that it wishes to separate              Units [as to which it holds a Book-Entry Interest]4 into the applicable number of Notes and the applicable number of Purchase Contracts in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated [            ], 2011 among the Company, The Bank of New York Mellon, as Purchase Contract Agent and as Paying Agent, and The Bank of New York Mellon, as Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]7 [Beneficial Owner has instructed the undersigned Depository Participant to transfer to you its Book-Entry Interests]4 the number of Units specified in the immediately succeeding paragraph. The undersigned [includes herewith]5 [Beneficial Owner has furnished the undersigned Depository Participant with]4 the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]5 [transfer to the account of the undersigned Beneficial Owner with the undersigned Depositary Participant the beneficial interests in]4 (i) the number of Separate Notes and (ii) number of Separate Purchase Contracts represented by the number of Units specified above.

[Remainder of Page Left Intentionally Blank]

[6]	Include if a Global Unit.
[7]	Exclude if a Global Unit.

1

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]5 [Depository Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Owner]4.

Dated:

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITORY PARTICIPANT]3

Name:
Address:

Attest

By:

2

ATTACHMENT 2

[FORM OF RECREATION NOTICE]

THE BANK OF NEW YORK MELLON

101 Barclay Street – 8W

New York, New York 10286

Attention: Corporate Trust Administration

Telephone: [                    ]

Facsimile: [                    ]

Re:	Recreation of [Global][8] Units

The undersigned [Beneficial Owner]6 hereby notifies you that it wishes to recreate                      Units [as to which it holds a Book-Entry Interest]6 from the applicable number of Separate Notes and the applicable number of Separate Purchase Contracts in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated [                    ], 2011 among the Company, The Bank of New York Mellon, as Purchase Contract Agent and as Paying Agent, and The Bank of New York Mellon, as Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]9 [Beneficial Owner has instructed the undersigned Depositary Participant to transfer to you its Book-Entry Interests in]6 the applicable number of Separate Notes and the applicable number of Separate Purchase Contracts sufficient for the recreation of the number of Units specified above. The undersigned [includes herewith]7 [Beneficial Owner has furnished the undersigned Depositary Participant with]6 the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]7 [transfer to the account of the undersigned Beneficial Owner with the undersigned Depositary Participant the beneficial interests in]6 the number of Units specified above.

[Remainder of Page Left Intentionally Blank]

[8]	Include if a Global Unit.
[9]	Exclude if a Global Unit.

1

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]7 [Depositary Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Owner]6.

Dated:

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITARY PARTICIPANT]5

Name:
Address:

Attest

By:

2

ATTACHMENT 3

ALLY FINANCIAL INC.

PURCHASE CONTRACTS

CUSIP No.

No. ____	Initial Number of Purchase Contracts:

This Purchase Contract certifies that The Bank of New York Mellon, as purchase contract agent under the Purchase Contract Agreement, as defined below (the “Holder”), or registered assigns, is the registered owner of the number of Purchase Contracts shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed                      Purchase Contracts.

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein that are defined in the Purchase Contract Agreement have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of common stock, par value $0.01 (“Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Remainder of Page Left Intentionally Blank]

1

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ALLY FINANCIAL INC.

By:
Name:
Title:

By:
Name:
Title:

DATED:

2

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION

OF PURCHASE CONTRACT AGENT AND TRUSTEE UNDER THE INDENTURE

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK MELLON, as Purchase Contract Agent

By:
Authorized Officer

THE BANK OF NEW YORK MELLON, as Trustee under the Indenture

By:
Authorized Officer

Dated:

3

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of [                    ], 2011 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, The Bank of New York Mellon, as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”) and The Bank of New York Mellon, as Trustee under the Indenture. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York; provided that all rights and obligations of the United States Department of the Treasury under the Purchase Contracts shall be governed by and constructed in accordance with the federal laws of the United States of America.

The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts evidenced hereby for the purpose of performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and

4

neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of the Common Stock or other Reference Property.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

In the case of any conflict between this Purchase Contract and the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement shall control.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

[Remainder of Page Left Intentionally Blank]

5

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Purchase Contracts on the books of Ally Financial Inc. with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

1

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon settlement on or after the Mandatory Settlement Date of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto.

Dated:
Signature Signature Guarantee:
(if assigned to another Person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

2

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract with respect to the Purchase Contracts evidenced by this Purchase Contract specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
Signature

Signature Guarantee:

3

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

4

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN THE PURCHASE CONTRACT

The initial number of Purchase Contracts evidenced by this certificate is                     . The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced hereby	Amount of decrease in number of Purchase Contracts evidenced hereby	Number of Purchase Contracts evidenced hereby following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

1

ATTACHMENT 4

ALLY FINANCIAL INC.

[    .    ]% JUNIOR SUBORDINATED AMORTIZING NOTES DUE [            ], 2014

REGISTERED

CUSIP: 172967 FB2
ISIN: US172967FB26

No.	Initial Number of Notes

ALLY FINANCIAL INC., a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the initial principal sum of $[            .        ] for each of the number of Notes set forth above, or such lesser number of Notes as set forth in the Schedule of Increases or Decreases in Global Note attached hereto, in quarterly installments (each constituting a payment of interest at the rate per year of [    .    ]% and a partial repayment of principal) payable on [                    ], [                    ], [                    ] and [                    ] of each year (each such date, an “Installment Payment Date”), commencing on [            ], 2011, all as set forth on the reverse hereof, with the final scheduled installment due and payable on [            ], 2014. The installment amount payable on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an installment is payable for any period shorter than a full Installment Payment Period, such installment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an installment is payable is not a Business Day, then payment of the installment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such installment payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the scheduled Installment Payment Date.

Installments shall be paid to the person in whose name the Note is registered, with limited exceptions, as of the close of business on the Business Day immediately preceding the related Installment Payment Date (each, a “Regular Record Date”). If the Notes do not remain in book-entry only form, the Company shall have the right to select Regular Record Dates, which will be more than 14 days but less than 60 days prior to the relevant Installment Payment Date. Any such installment payment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered Holders at the close of business on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more successor Notes) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted installment, and notice whereof shall be given to the

1

registered Holders of the Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Installments shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided, however, that payment of installments may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Holder entitled to payment.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

[Remainder of Page Left Intentionally Blank]

2

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:

ALLY FINANCIAL INC., as Issuer

By:
Name:
Title:

Attest

By:
Name:
Title:

3

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

ALLY FINANCIAL INC.

This Note is one of a duly authorized series of Securities of the Company designated as its [    .    ]% Junior Subordinated Amortizing Notes due [            ], 2014 (the “Notes”), issued under the Amended and Restated Indenture, dated as of March 1, 2011, between the Company and The Bank of New York Mellon, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated June [    ], 2011, between the Company and the Trustee (as so supplemented, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

Each installment shall constitute a payment of interest (at a rate of [_.__]% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below.

Scheduled Installment Payment Date	Amount of Principal			Amount of Interest

[ ], 2011	$	[_____	]	$	[_____	]
[ ], 2011	$	[_____	]	$	[_____	]
[ ], 2011	$	[_____	]	$	[_____	]
[ ], 2012	$	[_____	]	$	[_____	]
[ ], 2012	$	[_____	]	$	[_____	]
[ ], 2012	$	[_____	]	$	[_____	]
[ ], 2012	$	[_____	]	$	[_____	]
[ ], 2013	$	[_____	]	$	[_____	]
[ ], 2013	$	[_____	]	$	[_____	]
[ ], 2013	$	[_____	]	$	[_____	]
[ ], 2013	$	[_____	]	$	[_____	]
[ ], 2014	$	[_____	]	$	[_____	]

The Notes shall not be subject to redemption at the option of the Company. However, a Holder shall have the right to require the Company to repurchase some or all of its Notes for cash at the Repurchase Price per Note to be repurchased on the Repurchase Date, upon the occurrence of certain events and subject to the conditions set forth in the Indenture.

The Notes are not entitled to the benefit of any sinking fund. The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on the Notes upon compliance by the Company with certain conditions set forth therein, which provisions apply to the Notes.

If an Event of Default with respect to the Notes shall occur and be continuing, then either the Trustee or the Holders of not less than 25% in principal amount of the Notes of this series then outstanding may declare the principal of all the Notes then outstanding, and all interest accrued thereon, including any compound interest, and any other amounts payable under the Indenture, to be due and payable immediately, in the manner, subject to the conditions and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Notes at the time outstanding, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay installments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed, subject to the Company’s right to defer installment payments as described therein.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are initially issued in registered, global form without coupons in initial minimum denominations of one Note and integral multiples in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Issuer or the Trustee may treat the Holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD FOR THE PRINCIPLES OF ITS CONFLICT OF LAWS;

PROVIDED THAT ALL RIGHTS AND OBLIGATIONS OF THE UNITED STATES DEPARTMENT OF THE TREASURY UNDER THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No recourse shall be had for the payment of any installment on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

The Company and each Holder agree, for United States federal income tax purposes, to treat the Notes as indebtedness.

[Remainder of Page Left Intentionally Blank]

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name
Title:

THE BANK OF NEW YORK MELLON
as Trustee

By:
Name
Title:

Attest:

By:
Name
Title:

SCHEDULE OF INCREASES OR DECREASES IN THE NOTE

The initial number of Notes evidenced by this certificate is             .The following increases or decreases in this certificate have been made:

Date	Amount of decrease in number of Notes evidenced hereby	Amount of increase in number of Notes evidenced hereby	Number of Notes evidenced hereby following such decrease (or increase)	Signature of authorized officer of Trustee

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ATTACHMENT 1

[FORM OF REPURCHASE NOTICE]

To: Ally Financial Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Ally Financial Inc. (the “Company”) as to the Company’s election to exercise its Early Mandatory Settlement Rate in which the Company specified the Repurchase Date and requests and instructs the Company to pay to the registered holder hereof the Repurchase Price in accordance with Article 4 of the First Supplemental Indenture referred to in this Note.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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EXHIBIT B

[FORM OF FACE OF PURCHASE CONTRACT]

[INCLUDE IF A GLOBAL PURCHASE CONTRACT] [THIS PURCHASE CONTRACT IS A GLOBAL PURCHASE CONTRACT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS PURCHASE CONTRACT IS EXCHANGEABLE FOR A PURCHASE CONTRACT REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS PURCHASE CONTRACT (OTHER THAN A TRANSFER OF THIS PURCHASE CONTRACT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS PURCHASE CONTRACT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PURCHASE CONTRACT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

1

ALLY FINANCIAL INC.

PURCHASE CONTRACTS

CUSIP No.

No.	[Initial][10] Number of Purchase Contracts:

This Purchase Contract certifies that [CEDE & CO.]11 [                    ] (the “Holder”), or registered assigns, is the registered owner of [the number of Purchase Contracts set forth above] [the number of Purchase Contracts shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed                      Purchase Contracts.]12

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein that are defined in the Purchase Contract Agreement have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of common stock, par value $0.01 (“Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[Remainder of Page Left Intentionally Blank]

[10]	Include if a Global Unit.
[11]	Include if a Global Unit.
[12]	Include if a Global Unit.

2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ALLY FINANCIAL INC.

By:
Name:
Title:

By:
Name:
Title:

DATED:

3

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION OF

PURCHASE CONTRACT AGENT AND TRUSTEE UNDER THE INDENTURE

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

THE BANK OF NEW YORK MELLON, as Purchase Contract Agent

By:
Authorized Officer

THE BANK OF NEW YORK MELLON, as Trustee under the Indenture

By:
Authorized Officer

Dated:

4

[REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of [                    ], 2011 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, The Bank of New York Mellon, as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”) and The Bank of New York Mellon, as Trustee under the Indenture. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York; provided that all rights and obligations of the United States Department of the Treasury under the Purchase Contracts shall be governed by and constructed in accordance with the federal laws of the United States of America.

The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts evidenced hereby for the purpose of performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and

5

neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of the Common Stock or other Reference Property.

Each Purchase Contract (whether or not included in a Unit) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

In the case of any conflict between this Purchase Contract and the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement shall control.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

[Remainder of Page Left Intentionally Blank]

6

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common

UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                     , to transfer said Purchase Contracts on the books of Ally Financial Inc. with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

7

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon settlement on or after the Mandatory Settlement Date of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incidental thereto.

Dated:
Signature
Signature Guarantee:
(if assigned to another Person)
If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

8

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract with respect to the Purchase Contracts evidenced by this Purchase Contract specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares of Common Stock or other securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:
Signature

Signature Guarantee:

9

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER
Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

10

SCHEDULE A

[INCLUDE IF A GLOBAL PURCHASE CONTRACT]

SCHEDULE OF INCREASES OR DECREASES IN A GLOBAL PURCHASE CONTRACT

The initial number of Purchase Contracts evidenced by this Global Purchase Contract is                     . The following increases or decreases in this Global Purchase Contract have been made:

Date	Amount of increase in number of Purchase Contracts evidenced by the Global Purchase Contract	Amount of decrease in number of Purchase Contracts evidenced by the Global Purchase Contract	Number of Purchase Contracts evidenced by the Global Purchase Contract following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

11